Exhibit 10.9

STOCK GRANT AGREEMENT

This Stock Grant Agreement (this “Agreement”), dated as of [__], 2020, is made and entered into by and between Environmental Impact Acquisition Corp., a Delaware corporation (the “Company”) and the person identified on the signature page hereto (the “Recipient”).

 WHEREAS, in order to induce the Recipient to serve in his or her capacity as a director of the Company, and on the terms and subject to the conditions set forth in this Agreement, the Company wishes to issue such number of its shares of Class B common stock (“Shares”) as set forth on Schedule A hereto (as such number of Shares may be reduced, as indicated on such Schedule A, if the underwriters of the Company’s initial public offering do not exercise their over-allotment option in full) to the Recipient, and the Recipient agrees to accept the Shares and be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1  Issuance of Securities.    Company hereby agrees to issue the Shares to the Recipient as set forth on Schedule A, subject to the terms and conditions of this Agreement. The Recipient and the Company agree that the Shares are being issued to the Recipient as consideration for the services performed by the Recipient to the Company.

Section 2  No Conflicts.    Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Representations.  The Recipient hereby acknowledges that an investment in the Shares involves certain significant risks. The Recipient has no need for liquidity in his or her investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Recipient acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Recipient either registers the Shares in accordance with federal and state securities laws or finds and complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions (described in the Section 5(i), below) that apply to the Shares. The Recipient further understands that any certificates evidencing the Shares may bear a legend referring to the foregoing transfer restrictions. The Shares are being acquired solely for the Recipient's own account, for investment purposes only, and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Recipient has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Recipient has been given the opportunity to (i) ask questions of and receive answers from the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Recipient in evaluating the advisability of the receipt of the Shares. The Recipient is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Recipient is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

Section 4  Intentionally Omitted.

Section 5  Recipient’s Obligations. (i) The Recipient hereby agrees that the Shares are subject to certain restrictions and obligations, including certain lockup periods as described in the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (the “Registration Statement”) that will be set forth in the letter agreement described in the next sentence. The Recipient hereby agrees to be a party to that certain letter agreement between the Company and the Recipient in the form anticipated to be filed with the Securities Exchange Commission. Recipient acknowledges that the terms of such letter agreement will require the Recipient to waive his or her rights to liquidating distributions from the Company’s trust account with respect to the Founder Shares if the Company fails to complete its initial business combination within 18 months from the closing of its initial public offering (or up to 24 months if extended at the board’s discretion).

(ii) In the event the over-allotment option granted to the underwriters of the initial public offering is not exercised in full, the Recipient acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to such number of Shares as indicated on Schedule A hereto.

(iii) In the event the Recipient’s status as a director of the Company terminates for any reason prior to the date of consummation of the Company’s initial business combination as defined in the Registration Statement, 100% of such Recipient’s Shares shall be automatically deemed forfeited to the Company and cancelled, without consideration therefor, unless the remaining members of the Company’s board of directors determine otherwise.

Section 6  Miscellaneous.    This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

Environmental Impact Acquisition Corp.

By:
Name:
Title:

RECIPIENT:

Name:

Schedule A

Recipient’s Name	Number of Shares of Class B Common Stock
[______]	143,750	*

* Up to 18,750 of such Shares shall be forfeited if the underwriters of the Company’s offering do not elect to exercise their over-allotment option in full.